Exhibit 99.1

STELLAR PHARMACEUTICALS INC.

May 19, 2009

Ontario Securities Commission	and to
British Columbia Securities Commission	Deloitte & Touche LLP Chartered Accountants
Alberta Securities Commission	("Deloitte")
Securities Exchange Commission
and to
McGovern, Hurley, Cunningham, LLP
Chartered Accountants ("MHC")

Dear Sirs/Mesdames:

RE: NOTICE OF CHANGE OF AUDITOR

In compliance with National Instrument 51-102 – Continuous Disclosure Obligations, and Item 4.01 – Change of Registrant’s Certifying Accountant, please be advised as follows:

1.

The former auditor of Stellar Pharmaceuticals Inc. (the “Registrant”), Deloitte & Touche LLP, Chartered Accountants (the “Former Auditor”), has resigned as the independent external auditor of the Registrant effective May 19, 2009 at the Registrant's request.

2.

On May 19, 2009, the Registrant appointed McGovern, Hurley, Cunningham, LLP Chartered Accountants (the “Successor Auditor”) as the Registrant’s independent auditor, with such appointment to be confirmed at the next meeting of shareholders of the Registrant.

3.

The reports of Deloitte on the financial statements of the Registrant for the fiscal years ended December 31, 2008 and 2007, and for any period subsequent thereto for which an audit report was issued and preceding the date hereof, did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

4.

The decision to request the resignation of the Former Auditor and the appointment of the Successor Auditor was considered and approved by the Audit Committee of the Board of Directors of the Registrant, as well as, the Board of Directors of the Registrant.

5.

During the fiscal years ended December 31, 2007 and 2008 and through the date of dismissal of Deloitte, there were no “Reportable Events” within the meaning of National Instrument 51-102 of the Canadian Securities Administrators or Item 304(a)(1)(v) of Regulation S-K of the Securities Exchange Act.

DATED this 19th day of May, 2009.

ON BEHALF OF THE BOARD OF DIRECTORS

Peter Riehl

President and Chief Executive Officer